Exhibit 23.2
Consent of Independent Auditors
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No.333-168745, No. 333-167000 and No. 333-136088) and S-3 (No.333-164619) of Synchronoss Technologies, Inc. of our report dated April 7, 2010, relating to the consolidated financial statements of Osaühing FusionOne Eesti, which appear in the Form 8-K/A of Synchronoss Technologies, Inc filed on October 1, 2010.

/s/ Jelena Ivanova

Authorised Public Accountant Tallinn
September 30, 2010